Exhibit 99.2

[NFG LOGO OMITTED]

National Fuel Gas Company RELEASE DATE: Immediate November 9, 2006	Financial News 6363 Main Street/Williamsville, NY 14221 Margaret M. Suto Investor Relations 716-857-6987 Ronald J. Tanski Treasurer 716-857-6981

NATIONAL FUEL REPORTS 2006 EARNINGS

Williamsville, New York: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced results for its fourth quarter and fiscal year ended September 30, 2006.

HIGHLIGHTS

o Reported GAAP earnings for the quarter and fiscal year of $0.02 and $1.61 per share, respectively, were down $0.55 per share from the prior year’s fourth quarter and $0.62 from the prior year mostly due to the previously announced full cost ceiling test impairments.

o Quarterly operating results before items impacting comparability were $0.36 per share, a 125 percent increase over the prior year, mostly due to higher average commodity prices realized in the Exploration and Production segment.

o Fiscal year operating results before items impacting comparability were $2.25 per share, a 30 percent increase, also due to higher average commodity prices.

o Production of crude oil and natural gas volumes for the quarter and fiscal year were 12.1 billion cubic feet equivalent (“Bcfe”) and 47.4 Bcfe, respectively, and were in line with the Company’s guidance.

o The Company’s expected fiscal 2007 production remains at the previously announced level of 47 to 52 Bcfe.* Based on recent reductions in crude oil and natural gas pricing strips, the Company is revising its earnings guidance for fiscal 2007 to a range of $2.10 to $2.30 per share. Earnings guidance had previously been $2.60 to $2.80 per share.*

o A conference call is scheduled for Friday, November 10, 2006 at 11:00 am Eastern Standard Time.

MANAGEMENT COMMENTS

        Philip C. Ackerman, Chairman and Chief Executive Officer of National Fuel Gas Company stated: “This year, the continued volatility of commodity prices caused us to experience non-cash write downs of our Canadian exploration and production properties in the third and fourth

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quarters. Absent these write downs, consolidated earnings improved dramatically. Similarly, cash provided by operating activities improved substantially, reaching $471 million, and was sufficient to fund an increase in capital spending, an increase in our dividend, and the repurchase of more than 2,000,000 shares of stock. Our balance sheet remains solid, with an equity component growing to more than 56 percent of our capital structure, and strong operational results in all of our business segments reflect the continued dedication of the Company’s employees.”

SUMMARY OF RESULTS

        National Fuel had consolidated earnings for the quarter ended September 30, 2006 of $2.0 million, or $0.02 per share, a decrease of $47.2 million, or $0.55 per share, from the prior year’s fourth quarter of $49.2 million or $0.57 per share. (note: all references to earnings per share are to diluted earnings per share and all amounts are stated in U.S. dollars).

        Consolidated earnings for the fiscal year ended September 30, 2006 were $138.1 million, or $1.61 per share, a decrease of $51.4 million, or $0.62 per share, from the prior year’s earnings of $189.5 million or $2.23 per share. Please refer to the table below to view the effect of items impacting comparability for both the quarterly and twelve-month periods.

                                                                  Three Months                    Twelve Months
                                                              Ended September 30,              Ended September 30,
                                                              2006            2005             2006            2005
                                                         -------------------------------  -------------------------------
(in thousands except per share amounts)

Reported GAAP earnings                                    $   1,968      $    49,211       $   138,091      $  189,488
   Items impacting comparability:

      Income from discontinued operations(1)                                 (30,900)                          (35,973)
      Impairment of Canadian oil and gas producing
           properties(2)                                     29,144                             68,646
      Income tax adjustments(2)                                                                (11,202)
      Out-of-period symmetrical sharing adjustment(2)                                           (2,551)

      Gain associated with insurance proceeds(2)                              (3,885)                           (3,885)

      Gain on sale of base gas(2)                                                                               (2,636)
                                                         --------------  ---------------  ---------------  --------------
Operating results                                         $  31,112      $    14,426       $   192,984      $  146,994
                                                         ==============  ===============  ===============  ==============

Reported GAAP earnings per share                          $    0.02      $      0.57       $      1.61      $      2.23
   Items impacting comparability:

      Income from discontinued operations(1)                                   (0.36)                             (0.42)
      Impairment of Canadian oil and gas producing
           properties(2)                                       0.34                               0.80
      Income tax adjustments(2)                                                                  (0.13)
      Out-of-period symmetrical sharing adjustment(2)                                            (0.03)

      Gain associated with insurance proceeds(2)                               (0.05)                             (0.05)
      Gain on sale of base gas(2)                                                                                 (0.03)
                                                         -------------  ----------------  ---------------  --------------
Operating results                                         $    0.36      $     0.16        $      2.25      $      1.73
                                                         =============  ================  ===============  ==============

(1) National Fuel presents the earnings of United Energy,  a.s. ("United  Energy"),  its former operations in the Czech Republic,  as "Income from
Discontinued Operations."
(2)    See discussion of these items below.

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        As outlined in the table above, certain items included in GAAP earnings impacted the comparability of the Company’s operating results when comparing the fourth quarter of 2006 to the fourth quarter of 2005 and the annual results for fiscal 2006 to those for fiscal 2005. Excluding these items, operating results for the current fourth quarter were $31.1 million, or $0.36 per share, an increase of $16.7 million, or $0.20 per share, over the prior year’s quarter. Operating results for fiscal 2006 of $193.0 million, or $2.25 per share, increased $46.0 million, or $0.52 per share, compared to the prior year. Items impacting comparability will be discussed in more detail within the discussion of segment earnings below.

DISCUSSION OF RESULTS BY SEGMENT

(The following discussion of the earnings of each segment is summarized in a tabular form at pages 10 to 13 of this report. It may be helpful to refer to those tables while reviewing this discussion.)

Utility Segment

        The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania. The Utility segment’s loss of approximately $1.4 million, or $0.02 per share, for the quarter ended September 30, 2006 improved from a loss of $6.1 million, or $0.07 per share, in the prior year’s fourth quarter. Annual earnings of $49.8 million, or $0.58 per share, for the Utility segment were up $10.6 million, or $0.12 per share, compared to $39.2 million, or $0.46 per share, in fiscal 2005.

        In the fourth quarter, Distribution’s New York Division recorded a loss of $0.6 million which represents an improvement from a loss of $2.9 million for the fourth quarter of 2005. In Distribution’s Pennsylvania Division, the loss for the quarter of approximately $0.8 million improved from a loss of $3.2 million in the prior year’s fourth quarter. The improvement in earnings in both Divisions was due primarily to lower bad debt expense. In the fourth quarter of 2005, Distribution increased the allowance for uncollectible accounts in its New York and Pennsylvania divisions to reflect the increase in final billed account balances and the increased age of outstanding active receivables heading into the heating season. A similar adjustment to the allowance balance was not required in 2006. In addition, in the New York Division, higher usage per account during the quarter and the impact of the last rate case also contributed to the improvement. These positive impacts were partially offset by a higher effective tax rate due to positive tax adjustments recorded in 2005 that did not recur in 2006.

        For the year ended September 30, 2006, earnings in Distribution’s New York Division of $40.0 million increased $9.2 million compared to the prior year. The comparability of the fiscal year results is impacted by a $2.6 million positive out-of-period adjustment recorded in the first quarter of fiscal 2006 to correct Distribution’s calculation of the symmetrical sharing component of New York’s gas adjustment rate. The increase in operating results is due to the impact of the last rate settlement and the absence of two negative adjustments recorded in 2005 to true-up regulatory liabilities that did not recur in 2006. Partially offsetting these increases to operating

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results were lower average usage per account overall for the year, higher bad debt (on an annual basis), pension, and interest expense, and a higher effective tax rate.

        For the fiscal year ended September 30, 2006, earnings in Distribution’s Pennsylvania Division of $9.8 million, increased $1.4 million, or $0.02 per share, compared to the prior year. Earnings increased mainly due to the positive impact of the last rate settlement combined with lower bad debt expense. Partially offsetting this increase was warmer weather and lower usage per account. In addition, a higher effective tax rate partially offset the increase in earnings.

Pipeline and Storage Segment

        The Pipeline and Storage segment operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire State Pipeline (“Empire”). These companies provide natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and western Pennsylvania.

        The Pipeline and Storage segment’s earnings of $10.2 million, or $0.12 per share, for the quarter ended September 30, 2006, decreased $8.6 million, or $0.10 per share, when compared with the same period in the prior fiscal year. The comparability of the results for the quarter is impacted by a $3.9 million gain associated with insurance proceeds received in a prior year for which a contingency (related to possible migration of storage gas) was resolved during last year’s fourth quarter. Excluding that gain, operating results decreased $4.7 million mainly due to lower efficiency gas revenue resulting from a lower of cost or market adjustment of $4.7 million (after tax) to the value of efficiency gas held in inventory at the end of the quarter. The value of the efficiency gas inventory was adjusted to current market prices at September 30, 2006. In addition, higher pension and other operating expenses, partially offset by lower expenses for preliminary project costs associated with the Empire Connector project, contributed to the decrease in earnings.

        Earnings of $55.6 million, or $0.65 per share, for the fiscal year ended September 30, 2006, decreased $4.8 million, or $0.06 per share, when compared with the fiscal year ended September 30, 2005. The comparability of the fiscal year results is impacted by the $3.9 million gain in 2005 associated with insurance proceeds described above and a $2.6 million gain in 2005 on the sale of base gas from Supply Corporation’s jointly-owned Ellisburg Storage Field. The increase in operating results of $1.7 million, or $0.02 per share, is due to higher transportation and storage revenues and a lower effective tax rate that more than offset lower efficiency gas revenues (including the impact of the lower of cost or market adjustment).

Exploration and Production Segment

        The Exploration and Production segment operations are carried out by Seneca Resources Corporation (“Seneca”). Seneca explores for, develops and purchases natural gas and oil reserves in California, in the Appalachian region, in the Gulf Coast region of Texas, Louisiana and Alabama, and in the western provinces of Canada.

        The Exploration and Production segment’s loss in the fourth quarter of fiscal 2006 of $7.2 million, or $0.08 per share, is a decrease of $18.9 million, or $0.21 per share, when compared

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with the prior year’s fourth quarter. The decrease was mainly due to the previously announced non-cash charge of $29.1 million (after tax) to write down the value of Seneca’s Canadian oil and natural gas producing properties.

        Seneca uses the full cost method of accounting for determining the book value of its oil and natural gas properties. This method requires that Seneca perform a quarterly “ceiling test” to compare, on a country-by-country basis, the present value of future revenues from its oil and natural gas reserves based on period-end spot prices (“the ceiling”) with the book value of those reserves at the balance sheet date. If the book value of the reserves in any country exceeds the ceiling, a non-cash charge must be recorded to reduce the book value of the reserves to the calculated ceiling. For purposes of calculating the ceiling, Seneca values its Canadian reserves (of which more than 80 percent are natural gas) at commodity prices on the last day of the quarter. Seneca determines this quarter-end price by reference to a Canadian current cash index price, a price quoted by Alberta Energy Company or “AECO.” That price had declined from approximately CDN $7.30/MMBtu at the end of March 2006 to CDN $5.50/MMBtu at the end of June 2006 and to CDN $3.70/MMBtu at September 30, 2006 (MMBtu is the designation for one million British Thermal Units, a measure of heating value. One MMBtu is approximately equivalent to one thousand cubic feet, or one Mcf, of natural gas). At November 8, 2006, the AECO cash index price had rebounded to approximately CDN $7.50/MMBtu. If Seneca’s Canadian reserves had been valued at that price, no impairment would have been recorded. In the United States, Seneca had a ceiling test cushion (i.e. the present value of future net revenue exceeded the book value) of approximately $200.0 million at September 30, 2006.

        Excluding the impact of the ceiling test this quarter, Seneca’s earnings were $22.0 million, or $0.26 per share, an increase of $10.3 million, or $0.13 per share, compared to the fourth quarter of the prior year. The increase was primarily due to higher weighted average crude oil prices after hedging, as well as the impact of a mark-to-market adjustment recorded in the fourth quarter of 2005 that did not recur in 2006. That adjustment related to losses on certain derivatives contracts that no longer qualified as effective hedges due to anticipated delays in oil and gas production volumes caused by Hurricane Rita. This increase was partially offset by slightly lower natural gas prices and a 0.6 Bcfe decline in production. For the quarter ended September 30, 2006, the weighted average oil price (after hedging) was $45.73/barrel (“Bbl”), an increase of $15.03/Bbl from the prior year’s quarter and the weighted average natural gas price (after hedging) was $6.36/Mcf, a decrease of $0.41/Mcf from the prior year’s quarter.

        Earnings of $21.0 million, or $0.24 per share, for the fiscal year ended September 30, 2006 decreased $29.7 million, or $0.36 per share, when compared with the year ended September 30, 2005. The comparability of the fiscal year results is impacted by the two non-cash charges totaling $68.6 million (after tax) to write down the value of Seneca’s Canadian oil and natural gas producing properties described above and in the Company’s third quarter earnings release, and certain positive tax adjustments recorded in the second and third quarters of fiscal 2006. In the second quarter, Seneca recognized a $5.1 million benefit to earnings that resulted from an adjustment to a deferred income tax balance. Under generally accepted accounting principles, a company may recognize the benefit of certain expected future income tax deductions as a deferred tax asset only if it anticipates sufficient future taxable income to utilize those deductions. As a result of changing circumstances, Seneca increased its forecast of future taxable income in the Canadian division and, consequently, recorded a deferred tax asset for certain costs related to capital expenditures that it now expects to deduct on future income tax

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returns. In the third quarter, Seneca recognized a $6.1 million benefit to earnings related to income taxes. The Company reversed a valuation allowance associated with the capital loss carryforward that resulted from the 2003 sale of certain Seneca oil properties and also recognized a tax benefit related to the favorable resolution of certain open tax issues.

        Excluding the items that impacted comparability, annual operating results in the Exploration and Production segment increased $27.8 million, or $0.31 per share, from the prior year. This increase is mainly due to higher weighted average natural gas and oil prices after hedging that were partially offset by lower production volumes. For the year ended September 30, 2006, the weighted average oil price (after hedging) was $41.10/Bbl, an increase of $13.24/Bbl, or 47.5 percent, from the prior year and the weighted average natural gas price (after hedging) was $7.15/Mcf, an increase of $0.92/Mcf, or 14.8 percent, from the prior year. These price increases more than offset a 5.0 Bcfe decline in production. More than 4.0 Bcfe of the decline was due to production shut-ins resulting from Hurricane Rita.

        The increase in annual operating results also reflects the positive impact of a mark-to-market adjustment recorded in the fourth quarter of 2005 for losses on certain derivatives contracts that no longer qualified as effective hedges that did not recur in 2006 as described above.

Energy Marketing

        National Fuel Resources, Inc. (“NFR”) comprises the Company’s Energy Marketing segment. NFR markets natural gas to industrial, commercial, public authority and residential customers in western and central New York and northwestern Pennsylvania, offering competitively priced energy and energy management services to its customers.

        The Energy Marketing segment’s net loss for the quarter of $0.1 million compares to earnings of $0.2 million in the fourth quarter last year. This decrease is mainly due to a slight decrease in margin.

        Earnings for the year ended September 30, 2006 in the Energy Marketing segment of $5.8 million, or $0.07 per share, increased $0.7 million, or $0.01 per share, from the prior year due to higher margins offset partially by higher operating expenses.

Timber Segment

        The Timber segment operations are carried out by Highland Forest Resources, Inc. (“Highland”) and Seneca’s Northeast Division. This segment markets high quality hardwoods from its New York and Pennsylvania land holdings and owns two sawmill/dry kiln operations in northwestern Pennsylvania.

        The Timber segment’s fourth quarter earnings of $0.5 million compared to $0.8 million in the prior year’s fourth quarter. The decrease is due to lower margins during the quarter.

        Earnings for the year ended September 30, 2006 of $5.7 million, or $0.07 per share, increased $0.7 million, or $0.01 per share, from the prior year’s earnings. The increase is due to higher margins overall for the fiscal year.

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Corporate and All Other

        Other direct, wholly-owned subsidiaries of the Company include Horizon Energy Development, Inc., a corporation formerly engaged in the development of international power projects, Horizon LFG, Inc., a corporation engaged, through subsidiaries, in the purchase, processing, transportation and sale of landfill gas, and Horizon Power, Inc. (“Horizon Power”), a corporation that develops and owns independent electric generation facilities which are fueled by natural gas or landfill gas.

        Break-even earnings in the quarter for this category decreased $23.8 million or $0.29 per share when compared to the prior year’s fourth quarter. Excluding earnings from discontinued operations of $30.9 million, operating results improved from a loss of $7.2 million in the fourth quarter of 2005 to breakeven results for the fourth quarter of 2006. Annual earnings of $0.2 million decreased $28.9 million, or $0.34 per share, when compared to the prior year. Excluding earnings from discontinued operations of $36.0 million, operating results improved from a loss of $6.9 million in fiscal year 2005 to income of $0.2 million in fiscal year 2006. The loss during last year’s fourth quarter and fiscal year included an impairment in the value of the Horizon Power’s 50 percent investment in Energy Systems North East, LLC, a partnership that owns an 80-megawatt natural gas-fired combined cycle power plant, and an impairment of a gas-fired turbine Horizon Power had previously planned to use in the development of an independent power plant.

SHARE REPURCHASES

During the quarter, the Company repurchased in the open market 242,200 shares of its common stock pursuant to the authorization of the Company’s Board of Directors to repurchase up to 8,000,000 shares of its common stock. Through September 30, 2006, the Company has repurchased 2,526,550 shares pursuant to this authorization. Depending upon other investment opportunities, and subject to market conditions, such purchases may continue from time to time.* The Company estimates that the share repurchases had no meaningful impact upon the calculated diluted earnings per share for the quarter. For the year ended September 30, 2006, the Company estimates that the calculated diluted earnings per share were increased by $0.017 per share as a result of the share repurchases.

        With respect to the earnings guidance discussed below, the Company has not incorporated any additional share repurchases into its earnings per share guidance. The Company continues to view share repurchases as a good use of its cash, and will continue to consider repurchasing shares up to the full 8,000,000 repurchase authorization of its Board of Directors.* The Company cannot predict with any certainty the timing of those repurchases or the impact of those repurchases on the calculation of earnings per share.

EARNINGS GUIDANCE

The Company’s consolidated earnings guidance for fiscal 2007 is in the range of $2.10 to $2.30 per share.* This guidance includes a revision in New York Mercantile Exchange (“NYMEX”) futures pricing for the unhedged portion of Seneca’s projected production. The NYMEX futures

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closing prices on September 21, 2006 are incorporated into this current guidance on a consolidated basis, and are shown on page 26 of this release. An earnings sensitivity is also shown on page 26 of the release. Changes in actual prices from the NYMEX prices shown in the table, will affect earnings accordingly.

        Following a growing trend by other public companies, National Fuel will provide earnings guidance only on its consolidated earnings and will no longer provide earnings guidance by segment or by future quarterly periods. Based on certain corporate events, National Fuel will update its annual guidance as necessary.

        For its 2007 fiscal year, the $2.10 to $2.30 earnings guidance range includes:

Exploration and Production segment

o Production between 47 and 52 Bcfe.*

o Pricing based on September 21, 2006 NYMEX futures pricing strip.

o No new 2007 production from the venture with EOG Resources, Inc. announced in the Company’s press release dated November 1, 2006.

Pipeline and Storage segment

o Settlement of complaint proceeding brought by Joint State Agencies with new tariff rates in effect during fiscal 2007.*

Utility segment

o Pennsylvania rate settlement in effect as of January 1, 2007.*

EARNINGS TELECONFERENCE

        The Company will host a conference call on Friday, November 10, 2006, at 11 a.m. (Eastern Standard Time) to discuss this announcement. There are two ways to access this call. For those with Internet access, visit National Fuel’s Web site at http://www.nationalfuelgas.com and click on the “For Investors” link at the top of the homepage. For those without Internet access, access is also provided by dialing (toll-free) 1-866-578-5771, and using the passcode “93603463.” For those unable to listen to the live conference call, a replay will be available approximately one hour after the conclusion of the call at the same Web site link and by phone at (toll free) 888-286-8010 using passcode “91885312.” Both the webcast and telephonic replay will be available until the close of business on Friday, November 17, 2006.

        National Fuel is an integrated energy company with $3.7 billion in assets comprised of the following five operating segments: Utility, Pipeline and Storage, Exploration and Production, Energy Marketing, and Timber. Additional information about National Fuel is available on its Internet Web site: http://www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.

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Analyst Contact: Margaret M. Suto (716) 857-6987
Media Contact: Julie Coppola Cox (716) 857-7079

* — Certain statements contained herein, including those which are designated with an asterisk (“*”) and those which use words such as “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” and similar expressions, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in laws and regulations to which the Company is subject, including changes in tax, environmental, safety and employment laws and regulations; changes in economic conditions, including economic disruptions caused by terrorist activities, acts of war or major accidents; changes in demographic patterns and weather conditions, including the occurrence of severe weather, such as hurricanes; changes in the availability and/or price of natural gas or oil and the effect of such changes on the accounting treatment or valuation of derivative financial instruments or the Company’s natural gas and oil reserves; impairments under the Securities and Exchange Commission’s full cost ceiling test for natural gas and oil reserves; changes in the availability and/or price of derivative financial instruments; changes in the price differentials between various types of oil; failure of the price differential between heavy sour crude oil and light sweet crude oil to return to its historical norm; inability to obtain new customers or retain existing ones; significant changes in competitive factors affecting the Company; governmental/regulatory actions, initiatives and proceedings, including those involving acquisitions, financings, rate cases (which address, among other things, allowed rates of return, rate design and retained gas), affiliate relationships, industry structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; significant changes from expectations in actual capital expenditures and operating expenses and unanticipated project delays or changes in project costs or plans, including changes in the plans of the sponsors of the proposed Millennium Pipeline with respect to that project; the nature and projected profitability of pending and potential projects and other investments; occurrences affecting the Company’s ability to obtain funds from operations, debt or equity to finance needed capital expenditures and other investments, including any downgrades in the Company’s credit ratings; uncertainty of oil and gas reserve estimates; ability to successfully identify and finance acquisitions or other investments and ability to operate and integrate existing and any subsequently acquired business or properties; ability to successfully identify, drill for and produce economically viable natural gas and oil reserves; significant changes from expectations in the Company’s actual production levels for natural gas or oil; regarding foreign operations, changes in trade and monetary policies, inflation and exchange rates, taxes, operating conditions, laws and regulations related to foreign operations, and political and governmental changes; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company’s relationship with its employees or contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; changes in accounting principles or the application of such principles to the Company; the cost and effects of legal and administrative claims against the Company; changes in actuarial assumptions and the return on assets with respect to the Company’s retirement plan and post retirement benefit plans; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide post retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED SEPTEMBER 30, 2006

                                                      Pipeline &             Energy              Corporate /
                                            Utility     Storage     E&P     Marketing   Timber    All Other*  Consolidated
                                           ---------------------------------------------------------------------------------

Fourth quarter 2005 GAAP earnings            $ (6,073)  $ 18,877   $ 11,676     $ 168      $ 830     $ 23,733      $ 49,211
Items impacting comparability:
Earnings from discontinued operations                                                                 (30,900)      (30,900)
Gain associated with insurance proceeds                   (3,885)                                                    (3,885)
                                           ---------------------------------------------------------------------------------
Fourth quarter 2005 operating results          (6,073)    14,992     11,676       168        830       (7,167)       14,426

Drivers of operating results
Impact of NY rate settlement                      967                                                                   967
Higher normalized usage per account             1,755                                                                 1,755
True-up of regulatory liabilities              (1,724)                                                               (1,724)
Routine regulatory adjustments                  1,541                                                                 1,541

Higher transportation and storage revenues                   638                                                        638
Lower efficiency gas revenues                             (4,598)                                                    (4,598)

Lower (higher) operating expenses               6,137     (1,101)                                       1,054         6,090

Higher crude oil and natural gas prices                               7,045                                           7,045
Lower crude oil and natural gas production                           (2,431)                                         (2,431)
Derivatives mark-to-market adjustment                                 3,343                                           3,343

Lower per unit margins                                                           (110)                                 (110)

Lower margins                                                                               (203)                      (203)

Asset impairment write-downs in 2005                                                                    4,499         4,499

Higher interest expense                        (1,081)                                                   (391)       (1,472)
Higher interest income                                                  706                             1,350         2,056

Higher effective tax rate                      (3,754)                                                               (3,754)

All other / rounding                              813        317      1,624      (168)      (158)         616         3,044
                                           ---------------------------------------------------------------------------------

Fourth quarter 2006 operating results          (1,419)    10,248     21,963      (110)       469          (39)       31,112
Items impacting comparability:
Impairment of oil and gas properties                                (29,144)                                        (29,144)
                                           ---------------------------------------------------------------------------------
Fourth quarter 2006 GAAP earnings            $ (1,419)  $ 10,248   $ (7,181)   $ (110)     $ 469        $ (39)      $ 1,968
                                           =================================================================================

* Includes discontinued operations

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED SEPTEMBER 30, 2006

                                                      Pipeline &             Energy              Corporate /
                                            Utility     Storage     E&P     Marketing   Timber   All Other*  Consolidated
                                           --------------------------------------------------------------------------------

Fourth quarter 2005 GAAP earnings             $ (0.07)    $ 0.22     $ 0.13       $ -     $ 0.01      $ 0.28        $ 0.57
Items impacting comparability:
Earnings from discontinued operations                                                                  (0.36)        (0.36)
Gain associated with insurance proceeds                    (0.05)                                          -         (0.05)
                                           --------------------------------------------------------------------------------
Fourth quarter 2005 operating results           (0.07)      0.17       0.13         -       0.01       (0.08)         0.16

Drivers of operating results
Impact of NY rate settlement                     0.01                                                                 0.01
Higher normalized usage per account              0.02                                                                 0.02
True-up of regulatory liabilities               (0.02)                                                               (0.02)
Routine regulatory adjustments                   0.02                                                                 0.02

Higher transportation and storage revenues                  0.01                                                      0.01
Lower efficiency gas revenues                              (0.05)                                                    (0.05)

Lower (higher) operating expenses                0.07      (0.01)                                       0.01          0.07

Higher crude oil and natural gas prices                                0.08                                           0.08
Lower crude oil and natural gas production                            (0.03)                                         (0.03)
Derivatives mark-to-market adjustment                                  0.04                                           0.04

Lower per unit margins                                                              -                                    -

Lower margins                                                                                  -                         -

Asset impairment write-downs in 2005                                                                    0.05          0.05
                                                                                                                         -
Higher interest expense                         (0.01)                                                               (0.01)
Higher interest income                                                 0.01                             0.02          0.03
                                                                                                                         -
Higher effective tax rate                       (0.04)                                                               (0.04)
                                                                                                                         -
All other / rounding                                -          -       0.03         -          -       (0.01)         0.02
                                           --------------------------------------------------------------------------------

Fourth quarter 2006 operating results           (0.02)      0.12       0.26         -       0.01       (0.01)         0.36
Items impacting comparability:
Impairment of oil and gas properties                                  (0.34)                                         (0.34)
                                           --------------------------------------------------------------------------------
Fourth quarter 2006 GAAP earnings             $ (0.02)    $ 0.12    $ (0.08)      $ -     $ 0.01     $ (0.01)       $ 0.02
                                           ================================================================================

* Includes discontinued operations

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
YEAR ENDED SEPTEMBER 30, 2006

                                                       Pipeline &             Energy              Corporate /
                                             Utility     Storage     E&P    Marketing    Timber   All Other*  Consolidated
                                            --------------------------------------------------------------------------------

Fiscal 2005 GAAP earnings                     $ 39,197   $ 60,454  $ 50,659    $ 5,077    $ 5,032    $ 29,069     $ 189,488
Items impacting comparability:
Earnings from discontinued operations                                                                 (35,973)      (35,973)
Gain associated with insurance proceeds                    (3,885)                                                   (3,885)
Gain on sale of base gas                                   (2,636)                                                   (2,636)
                                            --------------------------------------------------------------------------------
Fiscal 2005 operating results                   39,197     53,933    50,659      5,077      5,032      (6,904)      146,994

Drivers of operating results
Impact of NY & PA rate settlements              18,640                                                               18,640
Warmer weather in PA                            (3,033)                                                              (3,033)
Lower normalized usage per account              (2,930)                                                              (2,930)
True-up of regulatory liabilities                2,603                                                                2,603
Routine regulatory adjustments                   1,433                                                                1,433

Higher transportation and storage revenues                  1,963                                                     1,963
Lower efficiency gas revenues                              (1,661)                                                   (1,661)

Higher operating expenses                         (712)      (613)   (1,969)      (815)                (1,290)       (5,399)

Higher crude oil and natural gas prices                              46,459                                          46,459
Lower crude oil and natural gas production                          (18,529)                                        (18,529)
Derivatives mark-to-market adjustment                                 3,343                                           3,343
Higher lifting costs                                                 (3,157)                                         (3,157)
Higher DD&A                                                          (2,487)                                         (2,487)

Higher per unit margins                                                          1,679                                1,679

Higher margins                                                                                989                       989

Lower margins on landfill gas
     pipeline sales                                                                                      (530)         (530)

Asset impairment write-downs in 2005                          943                                       4,499         5,442

Higher interest expense                         (3,490)                                                              (3,490)
Higher interest income                                                2,614                             4,755         7,369

(Higher) lower effective tax rate               (4,467)     1,674                                                    (2,793)

All other / rounding                                23       (606)    1,482       (143)      (317)       (360)           79
                                            --------------------------------------------------------------------------------

Fiscal 2006 operating results                   47,264     55,633    78,415      5,798      5,704         170       192,984
Items impacting comparability:
Out-of-period adjustment to symmetrical
   symmetical sharing                            2,551                                                                2,551
Income tax adjustments                                               11,202                                          11,202
Impairment of oil and gas properties                                (68,646)                                        (68,646)
                                            --------------------------------------------------------------------------------
Fiscal 2006 GAAP earnings                     $ 49,815   $ 55,633  $ 20,971    $ 5,798    $ 5,704       $ 170     $ 138,091
                                            ================================================================================

* Includes discontinued operations

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
YEAR ENDED SEPTEMBER 30, 2006

                                                       Pipeline &             Energy              Corporate /
                                             Utility     Storage     E&P    Marketing    Timber   All Other*  Consolidated
                                            -------------------------------------------------------------------------------

Fiscal 2005 GAAP earnings                       $ 0.46     $ 0.71    $ 0.60     $ 0.06     $ 0.06      $ 0.34       $ 2.23
Items impacting comparability:
Earnings from discontinued operations                                                                   (0.42)       (0.42)
Gain associated with insurance proceeds                     (0.05)                                                   (0.05)
Gain on sale of base gas                                    (0.03)                                                   (0.03)
                                            -------------------------------------------------------------------------------
Fiscal 2005 operating results                     0.46       0.63      0.60       0.06       0.06       (0.08)        1.73

Drivers of operating results
Impact of NY & PA rate settlements                0.21                                                                0.21
Warmer weather in PA                             (0.04)                                                              (0.04)
Lower normalized usage per account               (0.03)                                                              (0.03)
True-up of regulatory liabilities                 0.03                                                                0.03
Routine regulatory adjustments                    0.02                                                                0.02

Higher transportation and storage revenues                   0.02                                                     0.02
Lower efficiency gas revenues                               (0.02)                                                   (0.02)

Higher operating expenses                        (0.01)     (0.01)    (0.02)     (0.01)                 (0.02)       (0.07)

Higher crude oil and natural gas prices                                0.54                                           0.54
Lower crude oil and natural gas production                            (0.22)                                         (0.22)
Derivatives mark-to-market adjustments                                 0.04                                           0.04
Higher lifting costs                                                  (0.03)                                         (0.03)
Higher DD&A                                                           (0.04)                                         (0.04)

Higher per unit margins                                                           0.02                                0.02

Higher margins                                                                               0.01                     0.01

Lower margins on landfill gas pipeline sales                                                            (0.01)       (0.01)

Asset impairment write-downs in 2005                         0.01                                        0.05         0.06

Higher interest expense                          (0.04)                                                     -        (0.04)
Higher interest income                                                 0.03                              0.06         0.09

(Higher) lower effective tax rate                (0.05)      0.02                                                    (0.03)

All other / rounding                                 -          -      0.01          -          -           -         0.01
                                            -------------------------------------------------------------------------------

Fiscal 2006 operating results                     0.55       0.65      0.91       0.07       0.07        0.00         2.25
Items impacting comparability:
Out-of-period adjustment to symmetrical sharing   0.03                                                                0.03
Income tax adjustments                                                 0.13                                           0.13
Impairment of oil and gas properties                                  (0.80)                                         (0.80)
                                            -------------------------------------------------------------------------------
Fiscal 2006 GAAP earnings                       $ 0.58     $ 0.65    $ 0.24     $ 0.07     $ 0.07      $ 0.00       $ 1.61
                                            ===============================================================================

* Includes discontinued operations

                                                     NATIONAL FUEL GAS COMPANY
                                                         AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
                                                                      Three Months Ended                  Twelve Months Ended
                                                                         September 30,                       September 30,
                                                                          (Unaudited)                         (Unaudited)
                                                                 ------------------------------      -------------------------------
SUMMARY OF OPERATIONS                                                2006            2005                2006             2005
                                                                 -------------   --------------      -------------   ---------------
Operating Revenues                                                  $ 294,469        $ 287,064        $ 2,311,659       $ 1,923,549
                                                                 -------------   --------------      -------------   ---------------

Operating Expenses:
   Purchased Gas                                                       79,609           82,316          1,267,562           959,827
   Operation and Maintenance                                           92,905          106,968            413,726           404,517
   Property, Franchise and Other Taxes                                 15,795           15,525             69,942            69,076
   Depreciation, Depletion and Amortization                            45,348           47,329            179,615           179,767
   Impairment of Oil and Gas Producing Properties                      42,368                -            104,739                 -
                                                                 -------------   --------------      -------------   ---------------
                                                                      276,025          252,138          2,035,584         1,613,187

Operating Income                                                       18,444           34,926            276,075           310,362

Other Income (Expense):
   Income from Unconsolidated Subsidiaries                              1,384            1,447              3,583             3,362
   Impairment of Investment in Partnership                                  -           (4,158)                 -            (4,158)
   Other Income                                                         1,291            6,764              2,825            12,744
   Interest Income                                                      5,973            4,714             10,275             6,496
   Interest Expense on Long-Term Debt                                 (18,127)         (18,255)           (72,629)          (73,244)
   Other Interest Expense                                              (1,686)            (158)            (5,952)           (9,069)
                                                                 -------------   --------------      -------------   ---------------

Income from Continuing Operations Before Income Taxes                   7,279           25,280            214,177           246,493

Income Tax Expense                                                      5,311            6,969             76,086            92,978
                                                                 -------------   --------------      -------------   ---------------

Income from Continuing Operations                                       1,968           18,311            138,091           153,515

Discontinued Operations:
   Income from Operations, Net of Tax                                       -            5,126                  -            10,199
   Gain on Disposal, Net of Tax                                             -           25,774                  -            25,774
                                                                 -------------   --------------      -------------   ---------------

Income from Discontinued Operations, Net of Tax                             -           30,900                  -            35,973
                                                                 -------------   --------------      -------------   ---------------

Net Income Available for Common Stock                             $    1,968      $     49,211        $   138,091     $     189,488
                                                                 =============   ==============      =============   ===============

Earnings Per Common Share:
   Basic:
          Income from Continuing Operations                            $ 0.02           $ 0.22             $ 1.64            $ 1.84
          Income from Discontinued Operations                               -             0.36                  -              0.43
                                                                 -------------   --------------      -------------   ---------------
          Net Income Available for Common Stock                        $ 0.02           $ 0.58             $ 1.64            $ 2.27
                                                                 =============   ==============      =============   ===============

   Diluted:
          Income from Continuing Operations                            $ 0.02           $ 0.21             $ 1.61            $ 1.81
          Income from Discontinued Operations                               -             0.36                  -              0.42
                                                                 -------------   --------------      -------------   ---------------
          Net Income Available for Common Stock                        $ 0.02           $ 0.57             $ 1.61            $ 2.23
                                                                 =============   ==============      =============   ===============

Weighted Average Common Shares:
  Used in Basic Calculation                                        83,432,553       84,128,929         84,030,118        83,541,627
                                                                 =============   ==============      =============   ===============
  Used in Diluted Calculation                                      85,523,042       85,784,654         86,028,466        85,029,131
                                                                 =============   ==============      =============   ===============

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

                                                            September 30,  September 30,
(Thousands of Dollars)                                          2006           2005
----------------------------------------------------------------------------------------

ASSETS
Property, Plant and Equipment                                 $4,703,040     $4,423,255
Less - Accumulated Depreciation, Depletion
       and Amortization                                         1,825,314     1,583,955
--------------------------------------------------------    ----------------------------
          Net Property, Plant and Equipment                    2,877,726      2,839,300
--------------------------------------------------------    ----------------------------

Current Assets:
Cash and Temporary Cash Investments                               69,611         57,607
Hedging Collateral Deposits                                       19,676         77,784
Receivables - Net                                                144,254        141,408
Unbilled Utility Revenue                                          25,538         20,465
Gas Stored Underground                                            59,461         64,529
Materials and Supplies - at average cost                          36,693         33,267
Unrecovered Purchased Gas Costs                                   12,970         14,817
Prepaid Pension and Post-Retirement Benefit Costs                 64,125         14,404
Other Current Assets                                              56,320         64,721
Deferred Income Taxes                                             23,402         83,774
--------------------------------------------------------    ----------------------------
          Total Current Assets                                   512,050        572,776
--------------------------------------------------------    ----------------------------

Other Assets:
Recoverable Future Taxes                                          79,511         85,000
Unamortized Debt Expense                                          15,492         17,567
Other Regulatory Assets                                           76,917         47,028
Deferred Charges                                                   3,558          4,474
Other Investments                                                 88,414         80,394
Investments in Unconsolidated Subsidiaries                        11,590         12,658
Goodwill                                                           5,476          5,476
Intangible Assets                                                 31,498         42,302
Fair Value of Derivative Financial Instruments                    11,305              -
Deferred Income Taxes                                              9,003              -
Other                                                              4,388         15,677
--------------------------------------------------------    ----------------------------
          Total Other Assets                                     337,152        310,576
--------------------------------------------------------    ----------------------------
Total Assets                                                  $3,726,928     $3,722,652
--------------------------------------------------------    ----------------------------

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000
   Shares; Issued and Outstanding - 83,402,670 Shares
   and 84,356,748 Shares, Respectively                           $83,403        $84,357
Paid in Capital                                                  563,746        529,834
Earnings Reinvested in the Business                              765,997        813,020
--------------------------------------------------------    ----------------------------
Total Common Shareholders' Equity Before
    Items of Other Comprehensive Income (Loss)                 1,413,146      1,427,211
Accumulated Other Comprehensive Income (Loss)                     30,416       (197,628)
--------------------------------------------------------    ----------------------------
Total Comprehensive Shareholders' Equity                       1,443,562      1,229,583
Long-Term Debt, Net of Current Portion                         1,109,109      1,119,012
--------------------------------------------------------    ----------------------------
          Total Capitalization                                 2,552,671      2,348,595
--------------------------------------------------------    ----------------------------

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper                            -              -
Current Portion of Long-Term Debt                                  9,491          9,393
Accounts Payable                                                 133,034        155,485
Amounts Payable to Customers                                      23,935          1,158
Dividends Payable                                                 25,008         24,445
Other Accruals and Current Liabilities                            38,057         60,404
Fair Value of Derivative Financial Instruments                    39,983        209,072
--------------------------------------------------------    ----------------------------
          Total Current and Accrued Liabilities                  269,508        459,957
--------------------------------------------------------    ----------------------------

Deferred Credits:
Deferred Income Taxes                                            544,502        489,720
Taxes Refundable to Customers                                     10,426         11,009
Unamortized Investment Tax Credit                                  6,094          6,796
Cost of Removal Regulatory Liability                              85,076         90,396
Other Regulatory Liabilities                                      75,456         66,339
Pension and Post-Retirement Liabilities                           32,918        143,687
Asset Retirement Obligation                                       77,392         41,411
Other Deferred Credits                                            72,885         64,742
--------------------------------------------------------    ----------------------------
          Total Deferred Credits                                 904,749        914,100
--------------------------------------------------------    ----------------------------
Commitments and Contingencies                                          -              -
--------------------------------------------------------    ----------------------------
Total Capitalization and Liabilities                         $ 3,726,928    $ 3,722,652
--------------------------------------------------------    ----------------------------

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

                                                                                       Twelve Months Ended
                                                                                          September 30,
(Thousands of Dollars)                                                                2006            2005
---------------------------------------------------------------------------------------------------------------

Operating Activities:
Net Income Available for Common Stock                                                 $138,091        $189,488
Adjustments to Reconcile Net Income to Net Cash
     Provided by Operating Activities:
          Gain on Sale of Discontinued Operations                                            -         (27,386)
          Impairment of Oil and Gas Producing Properties                               104,739               -
          Depreciation, Depletion and Amortization                                     179,615         193,144
          Deferred Income Taxes                                                         (5,231)         40,388
          (Income) Loss from Unconsolidated Subsidiaries, Net of Cash Distributions      1,068          (1,372)
          Impairment of Investment in Partnership                                            -           4,158
          Minority Interest in Foreign Subsidiaries                                          -           2,645
          Excess Tax Benefits Associated with Stock-Based Compensation Awards           (6,515)              -
          Other                                                                          4,829           7,390
     Change in:
          Hedging Collateral Deposits                                                   58,108         (69,172)
          Receivables and Unbilled Utility Revenue                                      (7,397)        (21,857)
          Gas Stored Underground and Materials and
              Supplies                                                                   1,679           1,934
          Unrecovered Purchased Gas Costs                                                1,847          (7,285)
          Prepayments and Other Current Assets                                         (34,799)        (39,779)
          Accounts Payable                                                             (23,144)         48,089
          Amounts Payable to Customers                                                  22,777          (1,996)
          Other Accruals and Current Liabilities                                       (22,527)         16,085
          Other Assets                                                                 (22,700)        (13,461)
          Other Liabilities                                                             80,960          (3,667)
---------------------------------------------------------------------------------------------------------------
               Net Cash Provided by Operating Activities                              $471,400        $317,346
---------------------------------------------------------------------------------------------------------------

Investing Activities:
Capital Expenditures                                                                 ($294,159)      ($219,530)
Net Proceeds from Sale of Foreign Subsidiary                                                 -         111,619
Net Proceeds from Sale of Oil and Gas Producing Properties                                  13           1,349
Other                                                                                   (3,230)          3,238
---------------------------------------------------------------------------------------------------------------
               Net Cash Used in Investing Activities                                 ($297,376)      ($103,324)
---------------------------------------------------------------------------------------------------------------

Financing Activities:
Change in Notes Payable to Banks and
     Commercial Paper                                                                      $ -       ($115,359)
Excess Tax Benefits Associated with Stock-Based Compensation Awards                      6,515               -
Shares Repurchased under Repurchase Plan                                               (85,168)              -
Reduction of Long-Term Debt                                                             (9,805)        (13,317)
Dividends Paid on Common Stock                                                         (98,266)        (94,159)
Dividends Paid to Minority Interest                                                          -         (12,676)
Proceeds From Issuance of Common Stock                                                  23,339          20,279
---------------------------------------------------------------------------------------------------------------
               Net Cash Used In Financing Activities                                 ($163,385)      ($215,232)
---------------------------------------------------------------------------------------------------------------
Effect of Exchange Rates on Cash                                                         1,365           1,276
---------------------------------------------------------------------------------------------------------------
Net Increase in Cash and Temporary
     Cash Investments                                                                   12,004              66
Cash and Temporary Cash Investments
     at Beginning of Period                                                             57,607          57,541
---------------------------------------------------------------------------------------------------------------
Cash and Temporary Cash Investments
     at September 30                                                                   $69,611         $57,607
---------------------------------------------------------------------------------------------------------------

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

                                                           Three Months Ended                           Twelve Months Ended
(Thousands of Dollars, except per share amounts)              September 30,                                September 30,
                                                  --------------------------------------       --------------------------------------
UTILITY SEGMENT                                      2006         2005       Variance              2006         2005      Variance
                                                  --------------------------------------       --------------------------------------
Revenues from External Customers                   $  111,320    $ 109,921     $ 1,399          $ 1,265,695  $ 1,101,572   $ 164,123
Intersegment Revenues                                   2,751        2,763         (12)              15,068       15,495        (427)
                                                  --------------------------------------       --------------------------------------
Total Operating Revenues                              114,071      112,684        1,387           1,280,763    1,117,067     163,696
                                                  --------------------------------------       --------------------------------------

Operating Expenses:
   Purchased Gas                                       52,440       52,060          380             883,263      739,286     143,977
   Operation and Maintenance                           41,233       55,674      (14,441)            204,330      211,019      (6,689)
   Property, Franchise and Other Taxes                 10,151        9,791          360              47,029       46,214         815
   Depreciation, Depletion and Amortization            10,113       10,079           34              40,172       40,159          13
                                                  --------------------------------------       --------------------------------------
                                                      113,937      127,604      (13,667)          1,174,794    1,036,678     138,116
                                                  --------------------------------------       --------------------------------------

Operating Income (Loss)                                   134      (14,920)      15,054             105,969       80,389      25,580

Other Income (Expense):
   Interest Income                                      4,347        3,836          511               4,889        4,111         778
   Other Income                                           221          213            8                 830          699         131
   Other Interest Expense                              (6,782)      (4,145)      (2,637)            (26,174)     (22,900)     (3,274)
                                                  --------------------------------------       --------------------------------------

Income (Loss) Before Income Taxes                      (2,080)     (15,016)      12,936              85,514       62,299      23,215
Income Tax Expense (Benefit)                             (661)      (8,943)       8,282              35,699       23,102      12,597
                                                  --------------------------------------       --------------------------------------
Net Income (Loss)                                    $ (1,419)    $ (6,073)     $ 4,654            $ 49,815     $ 39,197    $ 10,618
                                                  ======================================       ======================================

Net Income (Loss) Per Share (Diluted)                 $ (0.02)     $ (0.07)      $ 0.05              $ 0.58       $ 0.46      $ 0.12
                                                  ======================================       ======================================

                                                           Three Months Ended                           Twelve Months Ended
                                                              September 30,                                September 30,
                                                  --------------------------------------       --------------------------------------
PIPELINE AND STORAGE SEGMENT                         2006         2005       Variance              2006         2005      Variance
                                                  --------------------------------------       --------------------------------------
Revenues from External Customers                     $ 28,086    $  34,689   $   (6,603)        $   132,921    $ 132,805     $  116
Intersegment Revenues                                  20,126       19,982          144              81,431       83,054      (1,623)
                                                  --------------------------------------       --------------------------------------
Total Operating Revenues                               48,212       54,671       (6,459)            214,352      215,859      (1,507)
                                                  --------------------------------------       --------------------------------------

Operating Expenses:
   Purchased Gas                                          (48)           5          (53)                (65)         636        (701)
   Operation and Maintenance                           18,462       16,766        1,696              66,340       65,397         943
   Property, Franchise and Other Taxes                  4,109        3,936          173              16,088       15,598         490
   Depreciation, Depletion and Amortization             9,227        9,134           93              36,876       38,050      (1,174)
                                                  --------------------------------------       --------------------------------------
                                                       31,750       29,841        1,909             119,239      119,681        (442)
                                                  --------------------------------------       --------------------------------------

Operating Income                                       16,462       24,830       (8,368)             95,113       96,178      (1,065)

Other Income (Expense):
   Interest Income                                        137           29          108                 454           76         378
   Other Income                                           197        6,128       (5,931)                582       10,396      (9,814)
   Interest Expense on Long-Term Debt                    (241)        (363)         122              (1,078)      (1,675)        597
   Other Interest Expense                              (1,813)      (1,383)        (430)             (5,542)      (5,453)        (89)
                                                  --------------------------------------       --------------------------------------

Income Before Income Taxes                             14,742       29,241      (14,499)             89,529       99,522      (9,993)
Income Tax Expense                                      4,494       10,364       (5,870)             33,896       39,068      (5,172)
                                                  --------------------------------------       --------------------------------------
Net Income                                           $ 10,248     $ 18,877     $ (8,629)           $ 55,633     $ 60,454    $ (4,821)
                                                  ======================================       ======================================

Net Income Per Share (Diluted)                         $ 0.12       $ 0.22      $ (0.10)             $ 0.65       $ 0.71     $ (0.06)
                                                  ======================================       ======================================

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

                                                                 Three Months Ended                    Twelve Months Ended
(Thousands of Dollars, except per share amounts)                   September 30,                          September 30,
                                                        -------------------------------------   -----------------------------------
EXPLORATION AND PRODUCTION SEGMENT                         2006         2005      Variance         2006        2005      Variance
                                                        -------------------------------------   -----------------------------------
Operating Revenues                                         $ 89,474     $ 73,898    $ 15,576     $ 346,880    $ 293,425   $ 53,455
                                                        -------------------------------------   -----------------------------------

Operating Expenses:
   Purchased Gas                                                  -          106        (106)           98         (176)       274
   Operation and Maintenance:
      General and Administrative Expense                      4,888        4,623         265        23,352       21,512      1,840
      Lease Operating Expense                                12,765       12,677          88        50,944       46,030      4,914
      All Other Operation and Maintenance Expense             2,065        1,813         252         8,033        6,844      1,189
   Property, Franchise and Other Taxes (Lease
      Operating Expense)                                      1,065        1,193        (128)        5,038        5,095        (57)
   Depreciation, Depletion and Amortization                  24,083       23,368         715        94,738       90,912      3,826
   Impairment of Oil and Gas Producing Properties            42,368            -      42,368       104,739            -    104,739
                                                        -------------------------------------   -----------------------------------
                                                             87,234       43,780      43,454       286,942      170,217    116,725
                                                        -------------------------------------   -----------------------------------

Operating Income                                              2,240       30,118     (27,878)       59,938      123,208    (63,270)

Other Income (Expense):
   Interest Income                                            2,568        1,482       1,086         8,682        4,661      4,021
   Other Interest Expense                                   (12,835)     (12,472)       (363)      (50,457)     (48,856)    (1,601)
                                                        -------------------------------------   -----------------------------------

Income (Loss) Before Income Taxes                            (8,027)      19,128     (27,155)       18,163       79,013    (60,850)
Income Tax Expense (Benefit)                                   (846)       7,452      (8,298)       (2,808)      28,354    (31,162)
                                                        -------------------------------------   -----------------------------------
Net Income (Loss)                                          $ (7,181)    $ 11,676   $ (18,857)     $ 20,971     $ 50,659  $ (29,688)
                                                        =====================================   ===================================

Net Income (Loss) Per Share (Diluted)                       $ (0.08)      $ 0.13     $ (0.21)       $ 0.24       $ 0.60    $ (0.36)
                                                        =====================================   ===================================

                                                                 Three Months Ended                    Twelve Months Ended
                                                                   September 30,                          September 30,
                                                        -------------------------------------   -----------------------------------
ENERGY MARKETING SEGMENT                                   2006         2005      Variance         2006        2005      Variance
                                                        -------------------------------------   -----------------------------------
Operating Revenues                                         $ 50,702     $ 53,608    $ (2,906)    $ 497,069    $ 329,714  $ 167,355
                                                        -------------------------------------   -----------------------------------

Operating Expenses:
   Purchased Gas                                             49,939       52,628      (2,689)      483,250      318,571    164,679
   Operation and Maintenance                                  1,185        1,170          15         5,079        3,731      1,348
   Property, Franchise and Other Taxes                           10            4           6          (222)          83       (305)
   Depreciation, Depletion and Amortization                       7          (24)         31            53           41         12
                                                        -------------------------------------   -----------------------------------
                                                             51,141       53,778      (2,637)      488,160      322,426    165,734
                                                        -------------------------------------   -----------------------------------

Operating Income (Loss)                                        (439)        (170)       (269)        8,909        7,288      1,621

Other Income (Expense):
   Interest Income                                              144          200         (56)          445          783       (338)
   Other Income                                                  57           47          10           419          227        192
   Other Interest Expense                                       (20)          (4)        (16)         (227)         (11)      (216)
                                                        -------------------------------------   -----------------------------------

Income (Loss) Before Income Taxes                              (258)          73        (331)        9,546        8,287      1,259
Income Tax Expense (Benefit)                                   (148)         (95)        (53)        3,748        3,210        538
                                                        -------------------------------------   -----------------------------------
Net Income (Loss)                                            $ (110)       $ 168      $ (278)      $ 5,798      $ 5,077      $ 721
                                                        =====================================   ===================================

Net Income Per Share (Diluted)                                  $ -          $ -         $ -        $ 0.07       $ 0.06     $ 0.01
                                                        =====================================   ===================================

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

                                                            Three Months Ended                       Twelve Months Ended
(Thousands of Dollars, except per share amounts)               September 30,                            September 30,
                                                   --------------------------------------    -------------------------------------
TIMBER SEGMENT                                         2006          2005      Variance         2006         2005       Variance
                                                   --------------------------------------    -------------------------------------
Revenues from External Customers                        $ 13,647    $  14,291  $    (644)      $  65,024    $   61,285    $ 3,739
Intersegment Revenues                                          1          -            1               5             1          4
                                                   --------------------------------------    -------------------------------------
Total Operating Revenues                                  13,648       14,291       (643)         65,029        61,286      3,743
                                                   --------------------------------------    -------------------------------------

Operating Expenses:
   Operation and Maintenance                              10,383       10,818       (435)         45,712        43,641      2,071
   Property, Franchise and Other Taxes                       370          418        (48)          1,611         1,488        123
   Depreciation, Depletion and Amortization                1,582        1,697       (115)          6,495         6,601       (106)
                                                   --------------------------------------    -------------------------------------
                                                          12,335       12,933       (598)         53,818        51,730      2,088
                                                   --------------------------------------    -------------------------------------

Operating Income                                           1,313        1,358        (45)         11,211         9,556      1,655

Other Income (Expense):
   Interest Income                                           229          131         98             747           438        309
   Other Income                                               66            3         63             118            73         45
   Other Interest Expense                                   (796)        (757)       (39)         (3,095)       (2,764)      (331)
                                                   --------------------------------------    -------------------------------------

Income Before Income Taxes                                   812          735         77           8,981         7,303      1,678
Income Tax Expense (Benefit)                                 343          (95)       438           3,277         2,271      1,006
                                                   --------------------------------------    -------------------------------------
Net Income                                                 $ 469        $ 830     $ (361)        $ 5,704       $ 5,032      $ 672
                                                   ======================================    =====================================

Net Income Per Share (Diluted)                            $ 0.01       $ 0.01        $ -          $ 0.07        $ 0.06     $ 0.01
                                                   ======================================    =====================================

                                                            Three Months Ended                       Twelve Months Ended
                                                               September 30,                            September 30,
                                                   --------------------------------------    -------------------------------------
ALL OTHER                                              2006          2005      Variance         2006         2005       Variance
                                                   --------------------------------------    -------------------------------------
Revenues from External Customers                       $   1,053     $    658    $   395       $   3,304     $   4,748   $ (1,444)
Intersegment Revenues                                      1,506        2,482       (976)          9,444         8,606        838
                                                   --------------------------------------    -------------------------------------

Total Operating Revenues                                   2,559        3,140       (581)         12,748        13,354       (606)
                                                   --------------------------------------    -------------------------------------

Operating Expenses:
   Purchased Gas                                           1,541        2,580     (1,039)          7,908         7,876         32
   Operation and Maintenance                               1,132        1,187        (55)          3,731         3,850       (119)
   Property, Franchise and Other Taxes                        21           20          1              95            87          8
   Depreciation, Depletion and Amortization                  196        2,957     (2,761)            789         3,537     (2,748)
                                                   --------------------------------------    -------------------------------------
                                                           2,890        6,744     (3,854)         12,523        15,350     (2,827)
                                                   --------------------------------------    -------------------------------------

Operating Income (Loss)                                     (331)      (3,604)     3,273             225        (1,996)     2,221

Other Income (Expense):
   Income from Unconsolidated Subsidiaries                 1,384        1,447        (63)          3,583         3,362        221
   Impairment of Investment in Partnership                     -       (4,158)     4,158               -        (4,158)     4,158
   Interest Income                                             3            6         (3)             22            19          3
   Other Income                                               11          172       (161)             53           458       (405)
   Other Interest Expense                                   (681)        (523)      (158)         (2,555)       (1,726)      (829)
                                                   --------------------------------------    -------------------------------------

Income (Loss) Before Income Taxes                            386       (6,660)     7,046           1,328        (4,041)     5,369
Income Tax Expense (Benefit)                                 430       (2,523)     2,953             969        (1,425)     2,394
                                                   --------------------------------------    -------------------------------------
Net Income (Loss)                                          $ (44)    $ (4,137)   $ 4,093           $ 359      $ (2,616)   $ 2,975
                                                   ======================================    =====================================

Net Income (Loss) Per Share (Diluted)                    $ (0.01)     $ (0.05)    $ 0.04             $ -       $ (0.03)    $ 0.03
                                                   ======================================    =====================================

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

                                                              Three Months Ended                        Twelve Months Ended
(Thousands of Dollars, except per share amounts)                 September 30,                             September 30,
                                                  --------------------------------------------   ----------------------------------
CORPORATE                                               2006           2005       Variance           2006         2005     Variance
                                                  --------------------------------------------   ----------------------------------
Revenues from External Customers                             $ 187          $ -         $ 187            $ 766         $ -   $ 766
Intersegment Revenues                                          737          811           (74)           2,949       2,824     125
                                                  --------------------------------------------   ----------------------------------
Total Operating Revenues                                       924          811           113            3,715       2,824     891
                                                  --------------------------------------------   ----------------------------------

Operating Expenses:
   Operation and Maintenance                                 1,650        3,216        (1,566)           8,210       6,107   2,103
   Property, Franchise and Other Taxes                          69          163           (94)             303         511    (208)
   Depreciation, Depletion and Amortization                    140          118            22              492         467      25
                                                  --------------------------------------------   ----------------------------------
                                                             1,859        3,497        (1,638)           9,005       7,085   1,920
                                                  --------------------------------------------   ----------------------------------

Operating Loss                                                (935)      (2,686)        1,751           (5,290)     (4,261) (1,029)

Other Income (Expense):
   Interest Income                                          22,360       20,280         2,080           86,820      79,508   7,312
   Other Income                                                739          201           538              823         891     (68)
   Interest Expense on Long-Term Debt                      (17,886)     (17,892)            6          (71,551)    (71,569)     18
   Other Interest Expense                                   (2,574)      (2,124)         (450)          (9,686)    (10,459)    773
                                                  --------------------------------------------   ----------------------------------

Income (Loss) Before Income Taxes                            1,704       (2,221)        3,925            1,116      (5,890)  7,006
Income Tax Expense (Benefit)                                 1,699          809           890            1,305      (1,602)  2,907
                                                  --------------------------------------------   ----------------------------------
Net Income (Loss)                                              $ 5     $ (3,030)      $ 3,035           $ (189)   $ (4,288)$ 4,099
                                                  ============================================   ==================================

Net Income (Loss) Per Share (Diluted)                          $ -      $ (0.03)       $ 0.03              $ -     $ (0.05) $ 0.05
                                                  ============================================   ==================================

                                                              Three Months Ended                        Twelve Months Ended
                                                                 September 30,                             September 30,
                                                  --------------------------------------------   ----------------------------------
INTERSEGMENT ELIMINATIONS                               2006           2005       Variance           2006         2005     Variance
                                                  --------------------------------------------   ----------------------------------
Intersegment Revenues                                    $ (25,121)   $ (26,039)   $      918       $ (108,897) $ (109,980)$ 1,083
                                                  --------------------------------------------   ----------------------------------

Operating Expenses:
   Purchased Gas                                           (24,263)     (25,063)          800         (106,892)   (106,366)   (526)
   Operation and Maintenance                                  (858)        (976)          118           (2,005)     (3,614)  1,609
                                                  --------------------------------------------   ----------------------------------
                                                           (25,121)     (26,039)          918         (108,897)   (109,980)  1,083
                                                  --------------------------------------------   ----------------------------------

Operating Income                                                 -            -             -                -           -       -

Other Income (Expense):
   Interest Income                                         (23,815)     (21,250)       (2,565)         (91,784)    (83,100) (8,684)
   Other Interest Expense                                   23,815       21,250         2,565           91,784      83,100   8,684
                                                  --------------------------------------------   ----------------------------------

Net Income                                               $       -    $       -    $        -       $        -  $        - $     -
                                                  ============================================   ==================================

Net Income Per Share (Diluted)                           $       -    $       -    $        -       $        -  $        - $     -
                                                 ============================================   ==================================

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

                                        Three Months Ended                             Twelve Months Ended
                                           September 30,                                  September 30,
                                            (Unaudited)                                    (Unaudited)
                              --------------------------------------------   ----------------------------------------------

                                                               Increase                                         Increase
                                  2006           2005         (Decrease)         2006            2005          (Decrease)
                              -------------  --------------  -------------   -------------   --------------   -------------

Capital Expenditures:
Utility                           $ 15,042        $ 15,078          $ (36)       $ 54,414         $ 50,071         $ 4,343
Pipeline and Storage                10,662           7,977          2,685          26,023           21,099           4,924
Exploration and Production          47,980          36,402         11,578         208,303          122,450          85,853
Energy Marketing                        10              12             (2)             16               58             (42)
Timber                               1,193             193          1,000           2,323           18,894         (16,571)
                              -------------  --------------  -------------   -------------   --------------   -------------
   Total Reportable Segments        74,887          59,662         15,225         291,079          212,572          78,507
All Other                                7             293           (286)             85              463            (378)
Corporate                              607             512             95           2,995              618           2,377
                              -------------  --------------  -------------   -------------   --------------   -------------
   Total Expenditures from
       Continuing Operations      $ 75,501        $ 60,467       $ 15,034       $ 294,159        $ 213,653        $ 80,506
                              =============  ==============  =============   =============   ==============   =============

DEGREE DAYS

                                                                                                     Percent Colder
                                                                                                     (Warmer) Than:
Three Months Ended September 30                  Normal          2006            2005            Normal         Last Year
                                             --------------  -------------   -------------   --------------   -------------

  Buffalo, NY                                        178              152              36            (14.6)          322.2
  Erie, PA                                           135              123              32             (8.9)          284.4

Twelve Months Ended September 30

  Buffalo, NY                                        6,692          5,968           6,587            (10.8)           (9.4)
  Erie, PA                                           6,243          5,688           6,247             (8.9)           (8.9)

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

                                                                           Three Months Ended                      Twelve Months Ended
                                                                             September 30,                            September 30,
                                                                  -------------------------------------    ------------------------------------
                                                                                            Increase                                Increase
                                                                    2006         2005      (Decrease)         2006        2005     (Decrease)
                                                                  ----------  -----------  ------------    -----------  ---------  ------------

Gas Production/Prices:
Production (MMcf)
  Gulf Coast                                                          2,582        3,035          (453)         9,110     12,468        (3,358)
  West Coast                                                            947        1,052          (105)         3,880      4,052          (172)
  Appalachia                                                          1,342        1,150           192          5,108      4,650           458
  Canada                                                              1,842        2,050          (208)         7,673      8,009          (336)
                                                                  ----------  -----------  ------------    -----------  ---------  ------------
                                                                      6,713        7,287          (574)        25,771     29,179        (3,408)
                                                                  ==========  ===========  ============    ===========  =========  ============
Average Prices (Per  Mcf)
  Gulf Coast                                                         $ 6.62       $ 8.07       $ (1.45)        $ 8.01     $ 7.05        $ 0.96
  West Coast                                                           6.40         7.73         (1.33)          7.93       6.85          1.08
  Appalachia                                                           7.38         8.93         (1.55)          9.53       7.60          1.93
  Canada                                                               5.22         7.47         (2.25)          7.14       6.15          0.99
    Weighted Average                                                   6.36         7.99         (1.63)          8.04       6.86          1.18
    Weighted Average after Hedging                                     6.36         6.77         (0.41)          7.15       6.23          0.92

Oil Production/Prices:
Production (Thousands of Barrels)
  Gulf Coast                                                            206          188            18            685        989          (304)
  West Coast                                                            620          628            (8)         2,582      2,544            38
  Appalachia                                                             27           13            14             69         36            33
  Canada                                                                 51           71           (20)           272        300           (28)
                                                                  ----------  -----------  ------------    -----------  ---------  ------------
                                                                        904          900             4          3,608      3,869          (261)
                                                                  ==========  ===========  ============    ===========  =========  ============

Average Prices (Per Barrel)
  Gulf Coast                                                        $ 68.92      $ 58.53       $ 10.39        $ 64.10    $ 49.78       $ 14.32
  West Coast                                                          61.23        54.52          6.71          56.80      42.91         13.89
  Appalachia                                                          70.37        51.06         19.31          65.28      48.28         17.00
  Canada                                                              60.69        51.29          9.40          51.40      42.97          8.43
    Weighted Average                                                  63.23        55.06          8.17          57.94      44.72         13.22
    Weighted Average after Hedging                                    45.73        30.70         15.03          41.10      27.86         13.24

Total Production (Mmcfe)                                             12,137       12,687          (550)        47,419     52,393        (4,974)
                                                                  ==========  ===========  ============    ===========  =========  ============

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)                        $ 0.40       $ 0.36        $ 0.04         $ 0.49     $ 0.41        $ 0.08
Lease Operating Expense per Mcfe (1)                                 $ 1.14       $ 1.09        $ 0.05         $ 1.18     $ 0.98        $ 0.20
Depreciation, Depletion & Amortization per Mcfe (1)                  $ 1.98       $ 1.84        $ 0.14         $ 2.00     $ 1.74        $ 0.26

(1) Refer to page 18 for the General and Administrative Expense, Lease Operating Expense and Depreciation, Depletion, and
    Amortization Expense for the Exploration and Production segment.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for Fiscal 2007

SWAPS                                                    Volume         Average Hedge Price
Oil                                                       0.9 MMBBL     $37.03 / BBL
Gas                                                       0.7 BCF       $5.84 / MCF

                                                                          Average         Average
No-cost Collars                                          Volume         Floor Price     Ceiling Price
Oil                                                       0.2 MMBBL     $70.00 / BBL    $77.00 / BBL
Gas                                                       5.7 BCF       $8.12 / MCF     $17.45 / MCF

Hedging Summary for Fiscal 2008

                                                                          Average         Average
No-cost Collars                                          Volume         Floor Price     Ceiling Price
Gas                                                       1.4 BCF       $8.83 / MCF     $16.45 / MCF

Drilling Program
Twelve Months Ended September 30, 2006:
Gross Wells Drilled
                                        Gulf            West           East           Canada          Total
                                     ------------   -------------   ------------   -------------   -------------
Exploratory
    Successful                                 3               1              7              19              30
    Unsuccessful                               2               0              2               2               6
Developmental
    Successful                                 0              93            143               3             239
    Unsuccessful                               0               1              0               1               2
Total
    Successful                                 3              94            150              22             269
    Unsuccessful                               2               1              2               3               8

Success Ratio                                60%             99%            99%             88%             97%

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Reserve Quantity Information

                                                                               Gas MMcf
                                             -------------------------------------------------------------------------------
                                                                     U.S.
                                             -------------------------------------------------------
                                              Gulf Coast   West Coast     Appalachian      Total                  Total
                                                Region       Region         Region         U.S.       Canada     Company
                                             -------------------------------------------------------------------------------
Proved Developed and
   Undeveloped Reserves:
September 30, 2005                                 38,470        70,459          83,125     192,054     46,086      238,140
Extensions and Discoveries                         11,763         1,815          11,132      24,710      6,229       30,939
Revisions of Previous Estimates                       679         5,757          (7,776)     (1,340)   (11,096)     (12,436)
Production                                         (9,110)       (3,880)         (5,108)    (18,098)    (7,673)     (25,771)
Purchases of Minerals in Place                          -         1,715               -       1,715          -        1,715
Sales of Minerals in Place                              -             -               -           -        (12)         (12)
                                             -------------------------------------------------------------------------------
September 30, 2006                                 41,802        75,866          81,373     199,041     33,534      232,575

Proved Developed Reserves:

September 30, 2005                                 23,108        58,692          83,125     164,925     43,980      208,905
September 30, 2006                                 32,345        64,196          81,373     177,914     33,534      211,448

                                                                               Oil Mbbl
                                             -------------------------------------------------------------------------------
                                                                     U.S.
                                             -------------------------------------------------------
                                              Gulf Coast   West Coast     Appalachian      Total                  Total
                                                Region       Region         Region         U.S.       Canada     Company
                                             -------------------------------------------------------------------------------
Proved Developed and
   Undeveloped Reserves:
September 30, 2005                                  1,295        57,085             177      58,557      1,700       60,257
Extensions and Discoveries                             39           172             108         319        128          447
Revisions of Previous Estimates                       595           (80)             57         572        101          673
Production                                           (685)       (2,582)            (69)     (3,336)      (272)      (3,608)
Purchases of Minerals in Place                          -           274               -         274          -          274
Sales of Minerals in Place                              -             -               -           -        (25)         (25)
                                             -------------------------------------------------------------------------------
September 30, 2006                                  1,244        54,869             273      56,386      1,632       58,018

Proved Developed Reserves:

September 30, 2005                                  1,229        41,701             177      43,107      1,700       44,807
September 30, 2006                                  1,217        42,522             273      44,012      1,632       45,644

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Utility Throughput - (millions of cubic feet - MMcf)

                                                   Three Months Ended                         Twelve Months Ended
                                                     September 30,                               September 30,
                                         ---------------------------------------    ----------------------------------------
                                                                      Increase                                   Increase
                                            2006          2005       (Decrease)        2006           2005      (Decrease)
                                         ------------   ----------   -----------    ------------   -----------  ------------
    Retail Sales:
       Residential Sales                       4,372        3,778           594          59,443        66,903        (7,460)
       Commercial Sales                          741          643            98          10,681        11,984        (1,303)
       Industrial Sales                           85          666          (581)            985         1,387          (402)
                                         ------------   ----------   -----------    ------------   -----------  ------------
                                               5,198        5,087           111          71,109        80,274        (9,165)
    Transportation                             9,701        9,426           275          57,950        59,770        (1,820)
                                         ------------   ----------   -----------    ------------   -----------  ------------
                                              14,899       14,513           386         129,059       140,044       (10,985)
                                         ============   ==========   ===========    ============   ===========  ============

Pipeline & Storage Throughput- (MMcf)
                                                   Three Months Ended                         Twelve Months Ended
                                                     September 30,                               September 30,
                                         ---------------------------------------    ----------------------------------------
                                                                      Increase                                   Increase
                                            2006          2005       (Decrease)        2006           2005      (Decrease)
                                         ------------   ----------   -----------    ------------   -----------  ------------
    Firm Transportation - Affiliated          10,608       10,442           166         103,223       113,242       (10,019)
    Firm Transportation - Non-Affiliated      64,501       62,606         1,895         260,156       244,343        15,813
    Interruptible Transportation               3,835        4,790          (955)         11,609        14,794        (3,185)
                                         ------------   ----------   -----------    ------------   -----------  ------------
                                              78,944       77,838         1,106         374,988       372,379         2,609
                                         ============   ==========   ===========    ============   ===========  ============

Energy Marketing Volumes
                                                   Three Months Ended                         Twelve Months Ended
                                                     September 30,                               September 30,
                                         ---------------------------------------    ----------------------------------------
                                                                      Increase                                   Increase
                                            2006          2005       (Decrease)        2006           2005      (Decrease)
                                         ------------   ----------   -----------    ------------   -----------  ------------
    Natural Gas (MMcf)                         6,774        6,567           207          45,270        40,683         4,587
                                         ============   ==========   ===========    ============   ===========  ============

Timber Board Feet (Thousands)
                                                   Three Months Ended                         Twelve Months Ended
                                                     September 30,                               September 30,
                                         ---------------------------------------    ----------------------------------------
                                                                      Increase                                   Increase
                                            2006          2005       (Decrease)        2006           2005      (Decrease)
                                         ------------   ----------   -----------    ------------   -----------  ------------
   Log Sales                                   1,986        1,668           318           9,527         7,601         1,926
   Green Lumber Sales                          2,372        2,310            62          10,454        10,489           (35)
   Kiln Dry Lumber Sales                       3,624        4,118          (494)         16,862        15,491         1,371
                                         ------------   ----------   -----------    ------------   -----------  ------------
                                               7,982        8,096          (114)         36,843        33,581         3,262
                                         ============   ==========   ===========    ============   ===========  ============

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
FISCAL 2007 EARNINGS GUIDANCE AND SENSITIVITIES

                                                                       Earnings per share sensitivity to changes
Fiscal 2007 (Diluted earnings per share guidance*)                      from NYMEX prices used in guidance* ^
------------------------------------------------------------           ----------------------------------------------------

                                                                         $1 change per MMBtu gas    $5 change per Bbl oil
                                                                       ----------------------------------------------------
                                Range                                   Increase     Decrease       Increase    Decrease
                            --------------------------------           -------------------------   ------------------------

Consolidated Earnings                $2.10  -  $2.30                     + $0.19     - $0.19         + $0.09     - $0.09

      NYMEX Settlement Prices at September 21, 2006
------------------------------------------------------------

                             Natural Gas           Oil
                            ($ per MMBtu)      ($ per Bbl)

Oct-06                          $4.781            $61.59
Nov-06                          $6.011            $61.59
Dec-06                          $7.391            $62.53
Jan-07                          $7.881            $63.32
Feb-07                          $7.921            $64.03
Mar-07                          $7.746            $64.65
Apr-07                          $7.166            $65.18
May-07                          $7.126            $65.61
Jun-07                          $7.221            $65.96
Jul-07                          $7.311            $66.25
Aug-07                          $7.391            $66.49
Sep-07                          $7.476            $66.67

Average                         $7.119            $64.49

* Please refer to forward looking statement footnote at page 9 of this document.

^ This sensitivity table is current as of November 6, 2006, but will become obsolete with the passage of time, changes in Seneca's production forecast, change in basis differentials, changes in customer use per account, as additional hedging contracts are entered into, and the settling of NYMEX hedge contracts at their maturity.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Quarter Ended September 30 (unaudited)                                   2006                   2005
                                                                  --------------------   --------------------

  Operating Revenues                                                    $ 294,469,000          $ 287,064,000
                                                                  ====================   ====================

  Income from Continuing Operations                                       $ 1,968,000           $ 18,311,000
  Income (Loss) from Discontinued Operations, Net of Tax                            -             30,900,000
                                                                  --------------------   --------------------
  Net Income Available for Common Stock                                   $ 1,968,000           $ 49,211,000
                                                                  --------------------   --------------------

  Earnings Per Common Share:
   Basic:
          Income from Continuing Operations                                    $ 0.02                 $ 0.22
          Income (Loss) from Discontinued Operations                                -                   0.36
                                                                  --------------------   --------------------
          Net Income Available for Common Stock                                $ 0.02                 $ 0.58
                                                                  ====================   ====================

   Diluted:
          Income from Continuing Operations                                    $ 0.02                 $ 0.21
          Income (Loss) from Discontinued Operations                                -                   0.36
                                                                  --------------------   --------------------
          Net Income Available for Common Stock                                $ 0.02                 $ 0.57
                                                                  ====================   ====================

   Weighted Average Common Shares:
      Used in Basic Calculation                                            83,432,553             84,128,929
                                                                  ====================   ====================
      Used in Diluted Calculation                                          85,523,042             85,784,654
                                                                  ====================   ====================

Twelve Months Ended September 30 (unaudited)

  Operating Revenues                                                  $ 2,311,659,000        $ 1,923,549,000
                                                                  ====================   ====================

  Income from Continuing Operations                                     $ 138,091,000          $ 153,515,000
  Income from Discontinued Operations, Net of Tax                                   -             35,973,000
                                                                  --------------------   --------------------
  Net Income Available for Common Stock                                 $ 138,091,000          $ 189,488,000
                                                                  ====================   ====================

  Earnings Per Common Share:
   Basic:
          Income from Continuing Operations                                    $ 1.64                 $ 1.84
          Income from Discontinued Operations                                       -                   0.43
                                                                  --------------------   --------------------
          Net Income Available for Common Stock                                $ 1.64                 $ 2.27
                                                                  ====================   ====================

   Diluted:
          Income from Continuing Operations                                    $ 1.61                 $ 1.81
          Income from Discontinued Operations                                       -                   0.42
                                                                  --------------------   --------------------
          Net Income Available for Common Stock                                $ 1.61                 $ 2.23
                                                                  ====================   ====================

   Weighted Average Common Shares:
      Used in Basic Calculation                                            84,030,118             83,541,627
                                                                  ====================   ====================
      Used in Diluted Calculation                                          86,028,466             85,029,131
                                                                  ====================   ====================